UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 29, 2024
___________________________________________________________________

COVENANT LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy, Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.01 Par Value Class A common stock	CVLG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2024, Covenant Logistics Group, Inc., a Nevada corporation (the “Company”), announced that the board of directors of the Company (the “Board”) appointed Dustin Koehl as Chief Operating Officer, effective May 13, 2024. Upon the effectiveness of Mr. Koehl’s appointment, Mr. Koehl will also serve as the Company’s principal operating officer, and M. Paul Bunn, the Company’s President, will no longer serve as principal operating officer.

In connection with Mr. Koehl’s appointment, the Compensation Committee of the Board approved a compensation package for Mr. Koehl, including:

• an annualized base salary of $425,000;
• participation in the 2024 Executive Bonus Program, with a cash bonus target of 60% of Mr. Koehl’s year-end annualized base salary; and
• a severance agreement, including the following benefits, which are subject to reduction in the case of termination before completing three years of service with the Company:
o upon a qualifying severance event, subject to employment, release, and other customary provisions, including a non-compete through 12 months post-termination, (i) 24 months of salary continuation, (ii) if earned at or above minimum, then the target cash bonus for the year of termination, prorated for partial year of service, and (iii) 24 months of COBRA reimbursement; and
o upon a qualifying change-in-control event only when the recipient is terminated without “cause” or is subject to a “constructive termination” during the 24 months following a change-in-control, subject to employment, release, and other customary provisions, including a non-compete through 12 months post-termination, (i) 300% of annualized base salary lump sum severance payment, (ii) target cash bonus for the year of termination, and (iii) 36 months of COBRA reimbursement.

The following is biographical information for Mr. Koehl:

Dustin Koehl, 40, joined the Company as Chief Operating Officer in May 2024. Mr. Koehl previously served as the Head of Commercialization at Waabi, an AI-centered self-driving truck developer, where he was responsible for customer adoption, transportation strategy, and safety. An active member of the transportation industry, Mr. Koehl is a partner with the Massachusetts Institute of Technology’s FreightLab and has served on several industry committees, including positions at the American Trucking Associations and the American Transportation Research Institute. Mr. Koehl has over 17 years of experience in transportation, including 12 years at Total Transportation of Mississippi, including as Vice President – Sales and Operations (through 2019) and three years at U.S. Xpress, Inc., including as Senior Vice President – Over-the-Road (through 2022).

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	99.1	Covenant Logistics Group, Inc. press release announcing the appointment of Chief Operating Officer
	104	Cover Page Interactive Data File.

The information in Items 5.02 and 9.01 of this report and the exhibit hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the italicized paragraph at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT LOGISTICS GROUP, INC.
(Registrant)

Date: April 29, 2024	By:	/s/ James S. Grant
James S. Grant
Executive Vice President and Chief Financial Officer